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                                                                   EXHIBIT 23.12

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the incorporation by reference in the Registration Statement (Form S-4) and related Prospectus of Waste Management, Inc., of our report dated March 28, 1998, with respect to the financial statements of The Stamato Companies included in Eastern Environmental Services, Inc.'s Current Report on Form 8-K dated March 31, 1998 (as amended on Form 8-K/A dated April 24, 1998), filed with the Securities and Exchange Commission.

                                          /s/ Mills and DeFilippis LLP
                                          -------------------------------------
                                          Certified Public Accountants

Mountain Lake, New Jersey
September 22, 1998